Free Writing Prospectus (To the Prospectus dated August 31, 2007, the Prospectus Supplement dated September 4, 2007	Filed Pursuant to Rule 433 Registration No. 333-145845
and the Information Supplement dated December 12, 2007)	March 10, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: March 31, 2008

•	Initial valuation date: March 26, 2008

•	Final valuation date: September 25, 2008

•	Maturity date: September 30, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
SPDR Trust, Series 1	TBD	FWP-7	SPY	TBD	8.500%	85%	TBD	TBD	TBD	TBD	E-1748	06738RMC7 / US06738RMC78
Diamonds Trust, Series 1	TBD	FWP-9	DIA	TBD	8.000%	85%	TBD	TBD	TBD	TBD	E-1749	06738RMD5 / US06738RMD51
iShares Russell 2000 Index Fund	TBD	FWP-11	IWM	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1750	06738RME3 / US06738RME35
PowerShares QQQ™ Trust, Series 1	TBD	FWP-13	QQQQ	TBD	8.500%	80%	TBD	TBD	TBD	TBD	E-1751	06738RMF0 / US06738RMF00
Energy Select Sector SPDR Fund	TBD	FWP-15	XLE	TBD	10.000%	80%	TBD	TBD	TBD	TBD	E-1752	06738RMG8 / US06738RMG82
iShares MSCI Emerging Markets Index Fund	TBD	FWP-17	EFA	TBD	8.000%	85%	TBD	TBD	TBD	TBD	E-1753	06738RMH6 / US06738RMH65
iShares MSCI Emerging Markets Index Fund	TBD	FWP-19	EEM	TBD	12.000%	70%	TBD	TBD	TBD	TBD	E-1754	06738RMJ2 / US06738RMJ22
iShares S&P Latin America 40 Index Fund	TBD	FWP-21	ILF	TBD	10.250%	70%	TBD	TBD	TBD	TBD	E-1755	06738RMK9 / US06738RMK94

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page FWP-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the

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assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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SPDR Trust, Series 1

According to publicly available information, the SPDR Trust, Series 1 (the “ETF”) is an exchange-traded fund that trades on the American Stock Exchange LLC. The ETF is designed to correspond to the price and yield performance of the S&P 500 Index.

The ETF is a unit investment trust, organized under New York Law and is governed by an amended and restated trust agreement between State Street Bank and Trust Company and PDR Services LLC, dated as of January 1, 2004 and effective as of January 27, 2004, as amended.

The ETF was created to provide investors with the opportunity to purchase a security representing a proportionate undivided interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the Standard & Poor’s Depositary Receipt (“SPDR”). The ETF commenced operations on January 22, 1993 upon the initial issuance of 150,000 SPDRs in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the ETF.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-46080 and 811-0615, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$117.99	$107.82	$114.52
June 28, 2002	$115.10	$95.28	$98.96
September 30, 2002	$99.80	$77.70	$81.79
December 31, 2002	$96.00	$77.10	$88.23
March 31, 2003	$93.85	$79.40	$84.74
June 30, 2003	$102.17	$84.99	$97.63
September 30, 2003	$104.70	$96.35	$99.95
December 31, 2003	$111.51	$100.22	$111.28
March 31, 2004	$116.95	$108.85	$113.16
June 30, 2004	$115.39	$108.09	$114.53
September 30, 2004	$114.38	$106.60	$111.76
December 31, 2004	$121.65	$109.38	$120.87
March 31, 2005	$123.25	$116.25	$117.96
June 30, 2005	$121.94	$113.55	$119.18
September 30, 2005	$124.74	$118.26	$123.04
December 30, 2005	$128.09	$116.91	$124.51
March 31, 2006	$131.47	$124.40	$129.83
June 30, 2006	$132.80	$122.36	$127.28
September 29, 2006	$133.97	$122.39	$133.58
December 29, 2006	$143.24	$132.66	$141.69
March 30, 2007	$146.38	$136.75	$142.00
June 29, 2007	$154.40	$141.48	$150.43
September 30, 2007	$155.52	$137.28	$152.58
December 31, 2007	$157.51	$140.67	$146.21
March 7, 2008*	$146.96	$126.60	$129.71

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPY

Initial price: $129.71

Protection level: 85.00%

Protection price: $110.25

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.709506

Coupon: 8.50% per annum

Maturity: September 30, 2008

Dividend yield: 2.08% per annum

Coupon amount monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.25%	101.04%
+90%	4.25%	91.04%
+80%	4.25%	81.04%
+70%	4.25%	71.04%
+60%	4.25%	61.04%
+50%	4.25%	51.04%
+40%	4.25%	41.04%
+30%	4.25%	31.04%
+20%	4.25%	21.04%
+10%	4.25%	11.04%
+5%	4.25%	6.04%

0%	4.25%	1.04%

	Protection Price Ever Breached?
	NO	YES
-5%	4.25%	-0.75%	-3.96%
-10%	4.25%	-5.75%	-8.96%
-20%	N/A	-15.75%	-18.96%
-30%	N/A	-25.75%	-28.96%
-40%	N/A	-35.75%	-38.96%
-50%	N/A	-45.75%	-48.96%
-60%	N/A	-55.75%	-58.96%
-70%	N/A	-65.75%	-68.96%
-80%	N/A	-75.75%	-78.96%
-90%	N/A	-85.75%	-88.96%
-100%	N/A	-95.75%	-98.96%

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Diamonds Trust, Series 1

According to publicly available information, the Diamonds Trust, Series 1 (the “ETF”) is an exchange-traded fund that trades on the American Stock Exchange LLC. The Trust is designed to correspond to the price and yield performance of the Dow Jones Industrial Average.

The ETF is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act of 1940, as amended. The ETF was created to provide investors with the opportunity to purchase units of beneficial interest in the Trust representing proportionate undivided interests in the portfolio of securities consisting of substantially all of the component common stocks, which comprise the Dow Jones Industrial Average. Each unit of fractional undivided interest in the ETF is referred to as a “DIAMOND”. The ETF commenced operations on January 14, 1998 upon the initial issuance of 500,000 DIAMONDS in exchange for a portfolio of securities assembled to reflect the intended portfolio composition of the ETF. DIAMONDS represent an undivided ownership interest in a portfolio of all of the common stocks of the Dow Jones Industrial Average.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-31247 and 811-09170, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$106.89	$95.30	$103.71
June 28, 2002	$104.13	$89.05	$92.53
September 30, 2002	$94.18	$74.67	$76.00
December 31, 2002	$90.65	$72.07	$83.51
March 31, 2003	$88.85	$74.35	$79.82
June 30, 2003	$93.95	$79.85	$89.91
September 30, 2003	$96.99	$88.85	$93.13
December 31, 2003	$104.74	$93.33	$104.57
March 31, 2004	$107.91	$100.16	$103.95
June 30, 2004	$105.95	$98.81	$104.63
September 30, 2004	$104.65	$98.15	$100.89
December 31, 2004	$108.56	$97.27	$107.51
March 31, 2005	$109.83	$103.62	$104.98
June 30, 2005	$106.51	$99.89	$102.75
September 30, 2005	$107.33	$101.75	$105.75
December 30, 2005	$109.59	$101.63	$106.95
March 31, 2006	$113.23	$106.46	$111.31
June 30, 2006	$116.80	$106.96	$111.79
September 29, 2006	$117.30	$106.89	$116.74
December 29, 2006	$125.14	$116.44	$124.41
March 30, 2007	$127.90	$119.60	$123.59
June 29, 2007	$136.80	$123.11	$134.20
September 30, 2007	$140.15	$125.33	$138.91
December 31, 2007	$141.95	$127.27	$132.55
March 7, 2008*	$132.65	$116.00	$118.93

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DIA

Initial price: $118.93

Protection level: 85.00%

Protection price: $101.09

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.408307

Coupon: 8.00% per annum

Maturity: September 30, 2008

Dividend yield: 2.37% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.00%	101.19%
+90%	4.00%	91.19%
+80%	4.00%	81.19%
+70%	4.00%	71.19%
+60%	4.00%	61.19%
+50%	4.00%	51.19%
+40%	4.00%	41.19%
+30%	4.00%	31.19%
+20%	4.00%	21.19%
+10%	4.00%	11.19%
+5%	4.00%	6.19%

0%	4.00%	1.19%

	Protection Price Ever Breached?
	NO	YES
-5%	4.00%	-1.00%	-3.81%
-10%	4.00%	-6.00%	-8.81%
-20%	N/A	-16.00%	-18.81%
-30%	N/A	-26.00%	-28.81%
-40%	N/A	-36.00%	-38.81%
-50%	N/A	-46.00%	-48.81%
-60%	N/A	-56.00%	-58.81%
-70%	N/A	-66.00%	-68.81%
-80%	N/A	-76.00%	-78.81%
-90%	N/A	-86.00%	-88.81%
-100%	N/A	-96.00%	-98.81%

FWP-8

iShares Russell 2000 Index Fund

According to publicly available information, iShares Russell 2000 Index Fund (the “ETF”) is an exchange-traded fund. Shares of the ETF are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, the New York Stock Exchange or the NYSE Arca, Inc. The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000 Index (the “Underlying Index”).

The Underlying Index measures the performance of the small capitalization sector of the U.S. equity market. The Underlying Index includes companies representing approximately 9.4% of the total market capitalization of all publicly traded U.S. equity securities.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 333-92935 and 811-09729, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$50.72	$45.38	$50.05
June 28, 2002	$52.38	$43.95	$45.33
September 30, 2002	$45.82	$34.75	$35.78
December 31, 2002	$41.38	$32.30	$37.91
March 31, 2003	$39.82	$34.12	$36.00
June 30, 2003	$46.54	$36.11	$44.45
September 30, 2003	$51.95	$43.88	$48.53
December 31, 2003	$56.50	$48.65	$55.40
March 31, 2004	$60.22	$55.36	$58.80
June 30, 2004	$60.58	$52.76	$59.00
September 30, 2004	$59.04	$51.34	$56.93
December 31, 2004	$65.33	$56.04	$64.75
March 31, 2005	$65.21	$59.93	$61.08
June 30, 2005	$64.65	$56.50	$63.70
September 30, 2005	$68.52	$63.44	$66.39
December 30, 2005	$69.16	$61.05	$66.72
March 31, 2006	$76.24	$66.05	$75.97
June 30, 2006	$78.02	$66.55	$71.73
September 29, 2006	$73.57	$66.35	$72.00
December 29, 2006	$79.76	$70.68	$78.03
March 30, 2007	$82.49	$75.15	$79.51
June 29, 2007	$85.17	$79.15	$82.96
September 30, 2007	$85.74	$73.24	$80.04
December 31, 2007	$84.89	$72.99	$75.92
March 7, 2008*	$76.50	$64.19	$65.96

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IWM

Initial price: $65.96

Protection level: 80.00%

Protection price: $52.77

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.160703

Coupon: 10.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.17% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.59%
+90%	5.00%	90.59%
+80%	5.00%	80.59%
+70%	5.00%	70.59%
+60%	5.00%	60.59%
+50%	5.00%	50.59%
+40%	5.00%	40.59%
+30%	5.00%	30.59%
+20%	5.00%	20.59%
+10%	5.00%	10.59%
+5%	5.00%	5.59%

0%	5.00%	0.59%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.41%
-10%	5.00%	-5.00%	-9.41%
-20%	5.00%	-15.00%	-19.41%
-30%	N/A	-25.00%	-29.41%
-40%	N/A	-35.00%	-39.41%
-50%	N/A	-45.00%	-49.41%
-60%	N/A	-55.00%	-59.41%
-70%	N/A	-65.00%	-69.41%
-80%	N/A	-75.00%	-79.41%
-90%	N/A	-85.00%	-89.41%
-100%	N/A	-95.00%	-99.41%

FWP-9

PowerShares QQQ™ Trust, Series 1

According to publicly available information, the PowerShares QQQ™ Trust, Series 1 (the “ETF”) is an exchange-traded fund, designed to generally correspond to the price and yield performance of the Nasdaq-100 Index (the “Underlying Index”).

The ETF is a unit investment trust, organized under the laws of the State of New York that issues securities called PowerShares QQQ Index Tracking Stock. The ETF holds all the stocks in the Underlying Index. The Underlying Index measures the average performance of a broadly diversified group of stocks and includes 100 of the largest non-financial securities listed on the The Nasdaq Stock Market.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$42.60	$33.09	$36.06
June 28, 2002	$36.90	$24.39	$26.10
September 30, 2002	$26.55	$20.49	$20.72
December 31, 2002	$28.79	$19.76	$24.37
March 31, 2003	$27.76	$23.32	$25.25
June 30, 2003	$31.47	$25.25	$29.95
September 30, 2003	$34.86	$29.26	$32.42
December 31, 2003	$36.64	$32.42	$36.46
March 31, 2004	$39.00	$34.01	$35.84
June 30, 2004	$37.90	$34.11	$37.74
September 30, 2004	$37.66	$32.35	$35.14
December 31, 2004	$40.68	$35.20	$39.92
March 31, 2005	$40.29	$35.94	$36.57
June 30, 2005	$38.68	$34.35	$36.78
September 30, 2005	$40.14	$36.55	$39.46
December 30, 2005	$42.31	$37.33	$40.41
March 31, 2006	$43.31	$40.16	$41.93
June 30, 2006	$43.05	$37.16	$38.77
September 29, 2006	$40.95	$35.54	$40.65
December 29, 2006	$44.86	$39.88	$43.16
March 30, 2007	$45.55	$42.06	$43.53
June 29, 2007	$47.92	$43.30	$47.60
September 30, 2007	$52.77	$44.39	$51.41
December 31, 2007	$55.07	$48.65	$51.22
March 7, 2008*	$51.47	$41.38	$42.07

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QQQQ

Initial price: $42.07

Protection level: 80.00%

Protection price: $33.66

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.769907

Coupon: 8.50% per annum

Maturity: September 30, 2008

Dividend yield: 0.34% per annum

Coupon amount monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.25%	100.17%
+90%	4.25%	90.17%
+80%	4.25%	80.17%
+70%	4.25%	70.17%
+60%	4.25%	60.17%
+50%	4.25%	50.17%
+40%	4.25%	40.17%
+30%	4.25%	30.17%
+20%	4.25%	20.17%
+10%	4.25%	10.17%
+5%	4.25%	5.17%

0%	4.25%	0.17%

	Protection Price Ever Breached?
	NO	YES
-5%	4.25%	-0.75%	-4.83%
-10%	4.25%	-5.75%	-9.83%
-20%	4.25%	-15.75%	-19.83%
-30%	N/A	-25.75%	-29.83%
-40%	N/A	-35.75%	-39.83%
-50%	N/A	-45.75%	-49.83%
-60%	N/A	-55.75%	-59.83%
-70%	N/A	-65.75%	-69.83%
-80%	N/A	-75.75%	-79.83%
-90%	N/A	-85.75%	-89.83%
-100%	N/A	-95.75%	-99.83%

FWP-10

Energy Select Sector SPDR Fund

According to publicly available information, the Energy Select Sector SPDR Fund (the “ETF’) is an exchange-traded fund. The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels and energy equipment & services. Energy companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies.

Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$29.25	$23.20	$28.89
June 28, 2002	$29.52	$25.25	$26.20
September 30, 2002	$26.35	$19.38	$21.16
December 31, 2002	$23.38	$20.19	$22.33
March 31, 2003	$23.07	$20.46	$22.32
June 30, 2003	$25.80	$21.81	$24.14
September 30, 2003	$25.04	$22.73	$24.05
December 31, 2003	$27.92	$23.76	$27.55
March 31, 2004	$30.48	$27.40	$29.34
June 30, 2004	$31.99	$28.65	$31.48
September 30, 2004	$35.28	$30.56	$35.00
December 31, 2004	$37.90	$34.33	$36.20
March 31, 2005	$45.13	$34.55	$42.90
June 30, 2005	$46.14	$37.94	$44.47
September 30, 2005	$54.60	$44.70	$53.70
December 30, 2005	$54.19	$44.95	$50.31
March 31, 2006	$58.27	$50.56	$54.33
June 30, 2006	$59.94	$50.03	$56.72
September 29, 2006	$59.84	$50.18	$53.50
December 29, 2006	$62.11	$50.21	$58.63
March 30, 2007	$61.15	$53.89	$60.25
June 29, 2007	$71.45	$60.34	$68.99
September 30, 2007	$76.29	$62.77	$75.00
December 31, 2007	$80.55	$69.61	$79.35
March 7, 2008*	$80.74	$62.99	$73.76

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XLE

Initial price: $73.76

Protection level: 80.00%

Protection price: $59.01

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.557484

Coupon: 10.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.07% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.54%
+90%	5.00%	90.54%
+80%	5.00%	80.54%
+70%	5.00%	70.54%
+60%	5.00%	60.54%
+50%	5.00%	50.54%
+40%	5.00%	40.54%
+30%	5.00%	30.54%
+20%	5.00%	20.54%
+10%	5.00%	10.54%
+5%	5.00%	5.54%

0%	5.00%	0.54%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.46%
-10%	5.00%	-5.00%	-9.46%
-20%	5.00%	-15.00%	-19.46%
-30%	N/A	-25.00%	-29.46%
-40%	N/A	-35.00%	-39.46%
-50%	N/A	-45.00%	-49.46%
-60%	N/A	-55.00%	-59.46%
-70%	N/A	-65.00%	-69.46%
-80%	N/A	-75.00%	-79.46%
-90%	N/A	-85.00%	-89.46%
-100%	N/A	-95.00%	-99.46%

FWP-11

iShares MSCI EAFE Index Fund

According to publicly available information, iShares MSCI EAFE Index Fund (the “ETF”) is an exchange-traded fund that primarily lists on the NYSE Arca, Inc. The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index (the “Underlying Index”).

The Underlying Index has been developed by MSCI as an equity benchmark for its international stock performance. The Underlying Index includes stocks from Europe, Australasia (Australia and Asia) and the Far East. The ETF will concentrate its investments in a particular industry or geographic region to approximately the same extent the Underlying Index is so concentrated.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 333-92935 and 811-09729, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$40.96	$36.23	$40.03
June 28, 2002	$41.90	$37.23	$39.52
September 30, 2002	$39.70	$30.26	$31.73
December 31, 2002	$35.24	$29.85	$33.00
March 31, 2003	$34.32	$28.54	$30.20
June 30, 2003	$37.93	$30.33	$36.10
September 30, 2003	$40.43	$35.89	$39.00
December 31, 2003	$45.63	$39.37	$45.59
March 31, 2004	$48.24	$45.00	$47.20
June 30, 2004	$48.41	$43.27	$47.67
September 30, 2004	$47.55	$44.47	$47.13
December 31, 2004	$53.53	$47.12	$53.42
March 31, 2005	$55.36	$51.13	$52.96
June 30, 2005	$53.94	$51.12	$52.39
September 30, 2005	$58.57	$51.24	$58.10
December 30, 2005	$60.95	$54.55	$59.43
March 31, 2006	$65.52	$60.21	$64.92
June 30, 2006	$70.65	$59.40	$65.39
September 29, 2006	$68.52	$60.93	$67.75
December 29, 2006	$74.66	$67.61	$73.22
March 30, 2007	$77.18	$70.90	$76.26
June 29, 2007	$81.79	$76.05	$80.77
September 30, 2007	$83.80	$67.50	$82.59
December 31, 2007	$86.50	$78.00	$78.50
March 7, 2008*	$79.22	$65.63	$69.72

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EFA

Initial price: $69.72

Protection level: 85.00%

Protection price: $59.26

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.343087

Coupon: 8.00% per annum

Maturity: September 30, 2008

Dividend yield: 2.87% per annum

Coupon amount monthly: $6.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.00%	101.44%
+90%	4.00%	91.44%
+80%	4.00%	81.44%
+70%	4.00%	71.44%
+60%	4.00%	61.44%
+50%	4.00%	51.44%
+40%	4.00%	41.44%
+30%	4.00%	31.44%
+20%	4.00%	21.44%
+10%	4.00%	11.44%
+5%	4.00%	6.44%

0%	4.00%	1.44%

	Protection Price Ever Breached?
	NO	YES
-5%	4.00%	-1.00%	-3.56%
-10%	4.00%	-6.00%	-8.56%
-20%	N/A	-16.00%	-18.56%
-30%	N/A	-26.00%	-28.56%
-40%	N/A	-36.00%	-38.56%
-50%	N/A	-46.00%	-48.56%
-60%	N/A	-56.00%	-58.56%
-70%	N/A	-66.00%	-68.56%
-80%	N/A	-76.00%	-78.56%
-90%	N/A	-86.00%	-88.56%
-100%	N/A	-96.00%	-98.56%

FWP-12

iShares MSCI Emerging Markets Index Fund

According to publicly available information, iShares MSCI Emerging Markets Index Fund (the “ETF”) is an exchange-traded fund. Shares of the ETF are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, The NASDAQ Stock Market LLC and NYSE Arca, Inc.

The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “Underlying Index”). The Underlying Index is designed to measure equity market performance in the global emerging markets. As of September 30, 2007, the Underlying Index consisted of the following 25 emerging market country indexes: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of September 30, 2007, the Underlying Index’s three largest industries were materials, energy and banks.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 333-92935 and 811-09729, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	$41.12	$33.23	$39.97
September 30, 2003	$47.76	$40.00	$45.31
December 31, 2003	$54.70	$45.90	$54.64
March 31, 2004	$59.67	$54.92	$58.50
June 30, 2004	$60.80	$47.65	$53.88
September 30, 2004	$57.59	$50.77	$57.50
December 31, 2004	$67.30	$56.62	$67.28
March 31, 2005	$74.18	$63.38	$67.60
June 30, 2005	$73.18	$64.59	$71.60
September 30, 2005	$85.14	$71.00	$84.88
December 30, 2005	$90.00	$74.85	$88.25
March 31, 2006	$101.39	$90.00	$99.00
June 30, 2006	$111.25	$81.35	$93.90
September 29, 2006	$100.00	$87.07	$96.77
December 29, 2006	$114.80	$94.90	$114.17
March 30, 2007	$119.58	$103.56	$116.50
June 29, 2007	$133.93	$116.22	$131.65
September 30, 2007	$152.00	$111.41	$149.45
December 31, 2007	$167.48	$141.53	$150.30
March 7, 2008*	$152.26	$122.03	$133.33

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EEM

Initial price: $133.33

Protection level: 70.00%

Protection price: $93.33

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.500188

Coupon: 12.00% per annum

Maturity: September 30, 2008

Dividend yield: 1.46% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.00%	100.73%
+90%	6.00%	90.73%
+80%	6.00%	80.73%
+70%	6.00%	70.73%
+60%	6.00%	60.73%
+50%	6.00%	50.73%
+40%	6.00%	40.73%
+30%	6.00%	30.73%
+20%	6.00%	20.73%
+10%	6.00%	10.73%
+5%	6.00%	5.73%

0%	6.00%	0.73%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-4.27%
-10%	6.00%	-4.00%	-9.27%
-20%	6.00%	-14.00%	-19.27%
-30%	6.00%	-24.00%	-29.27%
-40%	N/A	-34.00%	-39.27%
-50%	N/A	-44.00%	-49.27%
-60%	N/A	-54.00%	-59.27%
-70%	N/A	-64.00%	-69.27%
-80%	N/A	-74.00%	-79.27%
-90%	N/A	-84.00%	-89.27%
-100%	N/A	-94.00%	-99.27%

FWP-13

iShares S&P Latin America 40 Index Fund

According to publicly available information, iShares S&P Latin America 40 Index Fund (the “ETF”) is an exchange-traded fund. Shares of the ETF are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, New York Stock Exchange or the NYSE Arca, Inc.

The ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Latin America 40 Index (the “Underlying Index”). The Underlying Index is comprised of selected equities trading on the exchanges of four Latin American countries. The Underlying Index includes highly liquid securities from major economic sectors of the Mexican and South American equity markets. Companies from Mexico, Brazil, Argentina and Chile are represented in the Underlying Index. The Fund uses a representative sampling strategy in seeking to track the Underlying Index. The Fund expects to invest in ADRs instead of directly holding stocks of companies from Argentina, Brazil and Chile.

Information provided to or filed with the Commission by the ETF pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file number 333-92935 and 811-09729, respectively.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$53.94	$46.84	$52.71
June 28, 2002	$54.74	$38.50	$41.40
September 30, 2002	$41.29	$30.61	$31.35
December 31, 2002	$38.79	$31.52	$36.59
March 31, 2003	$39.79	$32.56	$36.28
June 30, 2003	$45.49	$36.50	$44.44
September 30, 2003	$50.90	$43.81	$49.43
December 31, 2003	$59.23	$50.15	$58.84
March 31, 2004	$64.44	$58.00	$62.35
June 30, 2004	$64.90	$49.56	$58.24
September 30, 2004	$67.51	$57.00	$67.21
December 31, 2004	$80.66	$65.92	$80.55
March 31, 2005	$91.34	$74.26	$81.78
June 30, 2005	$93.94	$77.50	$93.02
September 30, 2005	$120.42	$91.19	$120.36
December 30, 2005	$130.84	$106.09	$122.85
March 31, 2006	$147.50	$124.64	$140.22
June 30, 2006	$162.80	$112.25	$136.72
September 29, 2006	$145.10	$127.74	$142.18
December 29, 2006	$171.71	$139.90	$169.93
March 30, 2007	$182.40	$154.62	$178.36
June 29, 2007	$221.81	$178.31	$213.20
September 30, 2007	$242.30	$166.75	$241.50
December 31, 2007	$270.21	$223.61	$248.91
March 7, 2008*	$274.50	$202.00	$248.71

*	High, low and closing prices are for the period starting January 2, 2008 and ending March 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ILF

Initial price: $248.71

Protection level: 70.00%

Protection price: $174.10

Physical delivery amount: 4($1,000/Initial price)

Fractional shares: 0.020747

Coupon: 10.25% per annum

Maturity: September 30, 2008

Dividend yield: 1.40% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.70%
+90%	5.125%	90.70%
+80%	5.125%	80.70%
+70%	5.125%	70.70%
+60%	5.125%	60.70%
+50%	5.125%	50.70%
+40%	5.125%	40.70%
+30%	5.125%	30.70%
+20%	5.125%	20.70%
+10%	5.125%	10.70%
+5%	5.125%	5.70%

0%	5.125%	0.70%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.30%
-10%	5.125%	-4.875%	-9.30%
-20%	5.125%	-14.875%	-19.30%
-30%	5.125%	-24.875%	-29.30%
-40%	N/A	-34.875%	-39.30%
-50%	N/A	-44.875%	-49.30%
-60%	N/A	-54.875%	-59.30%
-70%	N/A	-64.875%	-69.30%
-80%	N/A	-74.875%	-79.30%
-90%	N/A	-84.875%	-89.30%
-100%	N/A	-94.875%	-99.30%

FWP-14